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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Reliant Energy, Incorporated's
(i) Registration No. 333-11329 on Form S-4; (ii) Registration Statement Nos. 33-46368, 33-54228, 333-32353, 333-33301, 333-33303, 333-58433, 333-70665 and
333-81119 on Form S-3; (iii) Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3; (iv) Registration Statement Nos. 333-32413, 333-32585, 333-49333 and 333-38188 on Form S-8; (v) Post- Effective Amendments Nos. 1, 2 and 3 to Registration Statement No. 333-11329-99 on Form S-8 of our report dated March 16, 2001 (relating to the consolidated financial statements of Reliant Energy, Incorporated), appearing in this Combined Annual Report on Form 10-K of the Reliant Energy, Incorporated and Reliant Energy Resources Corp. for the year ended December 31, 2000.

We also consent to the incorporation by reference in Registration Statement
No. 333-54256 of Reliant Energy Resources Corp. on Form S-3 of our report dated March 16, 2001 (relating to the consolidated financial statements of Reliant Energy Resources Corp.), appearing in this Combined Annual Report on Form 10-K of the Reliant Energy, Incorporated and Reliant Energy Resources Corp. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Houston, Texas
March 21, 2001